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                                                                    Exhibit 22.1

            (except where noted, all subsidiaries are wholly owned)

                          SUBSIDIARIES OF SYLVAN INC.

Subsidiary                                        State/Country of Incorporation
----------                                        ------------------------------
   Sylvan Foods, Inc.                                       Pennsylvania
   Sylvan Foods (France) S.A.                               France
   Sylvan Foods (U.K.) Ltd.                                 United Kingdom
   Sylvan Foods (Netherlands) B.V.                          The Netherlands
   Sylvan America, Inc.                                     Nevada

                       SUBSIDIARIES OF SYLVAN FOODS, INC.

Subsidiary                                        State of Incorporation
----------                                        ----------------------
   Worthington Holdings, Inc.
     (formerly Moonlight Mushrooms, Inc.)                   Pennsylvania
   Quincy Corporation                                       Florida
   Sylvan America, Inc.                                     Pennsylvania

                   SUBSIDIARIES OF SYLVAN FOODS (FRANCE) S.A.

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
   Somycel S.A.                                             France
   Darlington Mushroom Laboratories Ltd. (1)                United Kingdom
   Sylvan Italia (2)                                        Italy

                 SUBSIDIARIES OF SYLVAN FOODS (NETHERLANDS) B.V.

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
  Sylvan Horst B.V. (3)                                     The Netherlands
  Sylvan Holdings Pty Ltd (4)                               Australia
  White Queen Ltd. (5)                                      England
  E. Hauser (England) Ltd.                                  England
  Sylvan Pilz AG                                            Switzerland
  Sylvan Spawn Laboratory Hungary Ltd.                      Hungary
  Sylvan Polska Sp. z. o.o.                                 Poland

               SUBSIDIARIES OF SYLVAN AMERICA, INC. (Pennsylvania)

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
  Sylvan Export Corporation                                 Barbados
  Sylvan Spawn Marketing Ltd.                               Northern Ireland


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                                                           Exhibit 22.1 (cont'd)

                          SUBSIDIARIES OF SOMYCEL S.A.

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
  Darlington Mushroom Laboratories Ltd. (6)             United Kingdom
  Sylvan Nederlands B.V.                                The Netherlands
  Sylvan Belgique S.A.                                  Belgium
  Sylvan Hungary                                        Hungary
  Sylvan Italia (7)                                     Italy
  Sylvan Deutschland GMBH                               Germany

                    SUBSIDIARIES OF E. HAUSER (ENGLAND) LTD.

Subsidiary                                        Country of Incorporation
----------                                        ------------------------
  Spawn Mate U.K. Ltd. (8)                              England


---------------------------
(1)  Sylvan Foods (France) owns 20% of Common shares outstanding
(2)  Sylvan Foods (France) owns 55% of Common shares outstanding
(3)  Sylvan Foods (Netherlands) owns about 75% of stock voting rights
(4)  Sylvan Foods (Netherlands) owns 49% of Common shares outstanding
(5)  Sylvan Foods (Netherlands) owns 55% of Common shares outstanding
(6)  Somycel owns 80% of Common shares outstanding
(7)  Somycel owns 45% of Common shares outstanding
(8)  E. Hauser owns 50% of Common shares outstanding